UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 2, 2026
ATLANTIC INTERNATIONAL CORP.
(Exact name of registrant as specified in charter)

Delaware	001-40760	46-5319744
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

270 Sylvan Avenue, Suite 2230
Englewood Cliffs, NJ	07632
(Address of Principal Executive Offices)	(zip code)
(201) 899-4470
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)
Securities registered or to be registered as pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2026, Atlantic International Corp. (the “Company”) appointed Kevin J. Murphy, CPA as Chief Financial Officer of the Company upon his execution of the Employment Agreement described below. Mr. Murphy brings over 27 years of experience in financial and operations reporting and analysis and accounting. His skills are in managing the financial operations of complex organizations, communications with private equity stakeholders, directors and executive leaders, bank reporting, technology selection and integration, and audit and tax planning. Mr. Murphy is a Certified Public Accountant, with a B.S. in Business, Major in Accounting from Eastern Illinois University and is a Six Sigma Green Belt. From June 2023 until joining the Company, he last held the position of Executive VP and Division CFO at Hospitality Staffing Solutions, LLC (HSS), Atlanta Georgia. There, he led all back-office, field operations and sales teams at the largest privately-held janitorial company in the U.S. and presented strategic recommendations, performance updates and transformation milestones. He also led a major corporate transformation that redesigned organizational structure and developed and launched a multi-year strategic growth plan that repositioned the company in core markets and expanded new verticals. From November 2014 to May 2023 he held the position of Senior VP of Finance and Treasurer at HSS. He was responsible for accounting, finance, billing, payroll, HR, IT, compliance, risk management and facilities. He completed the sell side management presentations and due diligence for the sale of this private equity owned staffing company to a private equity owned janitorial company in January 2020. From January 2006 to May 2014, Mr. Murphy held several positions as director or vice president of finance and controller at Choice Point Services, Inc. Signature Information Solutions LLC, Lexis Nexis and Red Book Connect LLC. From May 1998 to January 2006 he rose from staff accountant and senior accountant to director of accounting at several firms.

Pursuant to an Executive Employment Agreement dated as of February 2, 2026 (the “Employment Agreement”), Mr. Murphy will receive a base salary of $375,000 a year, with the ability to earn a performance-based annual bonus of $200,000 each year based on mutually agreed-upon performance goals. The Employment Term is one-year, provided that on the first and subsequent anniversary dates of the commencement of employment, the Term shall be automatically extended for one-year periods unless either the Company or Mr. Murphy gives not less than sixty (60) days prior termination notice. Mr. Murphy was awarded an initial grant of 400,000 stock options under the Company’s equity incentive plan. The options have an exercise price equal to the closing price on the date of grant and are exercisable for five years. The options will vest over four years, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in three equal annual installments thereafter, subject to Mr. Murphy’s continued employment with the Company. The Company agreed to evaluate a potential additional equity grant on or about August 2, 2026, subject to Board approval. Mr. Murphy will be entitled to participate in the Company’s benefit plans commensurate with his position with the Company.

In the event Mr. Murphy dies or is disabled for three consecutive months, he or his estate shall be entitled to: (i) have any equity that would have vested solely due to the passage of time during the 24 month beginning on the date of death or disability termination to immediately vest; (ii) be paid all Accrued Benefits (as defined), and (iii) a prorated bonus. In the event Mr. Murphy is terminated for Cause (as defined) he shall be entitled to Accrued Benefits only. If Mr. Murphy is terminated by the Company other than for Cause or by Mr. Murphy for Good Reason (as defined), upon Mr. Murphy’s execution of a general release and/or termination agreement, he shall be entitled to: (i) all Accrued Benefits; (ii) the Prorated Bonus if he was on pace to achieve the performance bonus, (iii) severance equal to six (6) months of his then current annual base salary, (iv) participate in the Company’s health insurance plan for twelve (12) months at the Company’s expense, and (v) 100% of all then unvested equity shall immediately vest. If Mr. Murphy terminates his employment for any reason he shall not be entitled to any additional payments or benefits other than Accrued Benefits and participation in COBRA.

In the event of a Change of Control (as defined), 100% of Mr. Murphy’s then unvested equity shall immediately vest and all Performance Bonuses are immediately due and payable. For a twelve month period after termination of Mr. Murphy’s employment for Cause he will be subject to non-competition and non-solicitation provisions, and six months if terminated for any other reason. There are no arrangements between Mr. Murphy and any other persons pursuant to which he was appointed. There are no family relationships between Mr. Murphy and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The foregoing summary of the employment offer between the Company and Mr. Murphy is qualified in its entirety by reference to the complete text of the afore-mentioned Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated as of February 2, 2026, by and between Atlantic Internatioanl Corp. and Kevin Murphy
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2026	ATLANTIC INTERNATIONAL CORP.

	By:	/s/ Jeffrey Jagid
Jeffrey Jagid
Chief Executive Officer
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